Exhibit 10.1

AMENDMENT NO.1 TO

THE EXCHANGE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Exchange Agreement, is made and entered into as of August 30, 2016, by and among Planet Fitness, Inc. (the “Company”), Pla-Fit Holdings, LLC (“Pla-Fit LLC”), and the holders of Holdings Units (as defined in the Exchange Agreement) and shares of Class B Common Stock (as defined in the Exchange Agreement) (each, a “Holder,” and together the “Holders”).

RECITALS

WHEREAS, the Company, Pla-Fit LLC and the Holders entered into that certain Exchange Agreement, dated as of August 5, 2015 (the “Exchange Agreement”), pursuant to which the Holders were granted the right to exchange their existing Holdings Units together with shares of Class B Common Stock for shares of Class A Common Stock (as defined therein), on the terms and subject to the conditions set forth therein;

WHEREAS, the parties hereto are concurrently entering into an amendment to that certain Registration Rights Agreement, dated as of August 5, 2015;

WHEREAS, the Exchange Agreement may be amended by the Holders of Holdings Units holding a majority of the then outstanding Common Units (as defined therein) and, combining their interests, TSG PF Investment L.L.C., TSG PF Investment II L.L.C., TSG PF Co-Investors A L.P. and TSG6 AIV II-A L.P. currently hold a majority of the Common Units; and

WHEREAS, pursuant to Section 4.6 of the Exchange Agreement, the parties hereto wish to amend the Exchange Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.  Capitalized terms used but not defined in this Amendment have the meanings given to them in the Exchange Agreement.

SECTION 2.  Amendments to the Exchange Agreement.  The Exchange Agreement is amended as follows:

2.1.	The definition of “First Exchange Time” is deleted in its entirety from Section 1.1 and replaced with the following:

“First Exchange Time” means the expiration or earlier waiver of any lock-up agreement relating to the Corporation’s initial public offering.

2.2	The last sentence of Section 2.1(a) is deleted in its entirety.

2.3	Section 2.1(f) is deleted in its entirety.

2.4	The following language is deleted in it entirety from Section 2.1(i):

“(including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this subsection Section 2.1(i) shall not limit the Corporation’s or Pla-Fit LLC’s obligations under Section 2.4(c),”

2.5	Section 2.4(c) is deleted in its entirety and replaced with:

“The Corporation agrees to deliver shares of Class A Common Stock, either (i) pursuant to an effective registration statement under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares, or (ii) pursuant to an exemption from registration under the Securities Act, upon the request and with the reasonable cooperation of the Holders requesting such Exchange. If shares of Class A Common Stock are delivered pursuant to an exemption from registration, the Corporation and Pla-Fit LLC shall use reasonable best efforts to promptly facilitate such Exchange pursuant to such exemption. The Corporation shall use reasonable best efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.”

SECTION 3.  Effect of Amendment.  In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Exchange Agreement, the terms of this Amendment will control. Except to the extent expressly modified herein or in conflict with the terms of this Amendment, the terms of the Exchange Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto. From and after the date hereof, all references in the Exchange Agreement to the “Agreement” shall mean the Exchange Agreement as modified by this Amendment. The amendments to the Exchange Agreement contemplated by this Amendment shall be deemed effective immediately upon the execution of this Amendment by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

SECTION 4.  Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

SECTION 5.Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date first above written.

PLANET FITNESS, INC.

By: __/s/ Dorvin Lively___________

   Name:  Dorvin Lively

   Title:    Chief Financial Officer

PLA-FIT HOLDINGS, LLC

By: __/s/ Dorvin Lively___________

   Name:  Dorvin Lively

   Title:    Chief Financial Officer

TSG PF CO-INVESTORS A L.P.

By: TSG6 Management L.L.C., its general

partner

By: __/s/ Pierre LeComte___________
Name:  Pierre LeComte

Title:    Managing Member

TSG6 AIV II-A L.P.

By: TSG6 Management L.L.C., its general

partner

By: __/s/ Pierre LeComte___________
Name:  Pierre LeComte

Title:    Managing Member

TSG PF INVESTMENT L.L.C.

By: TSG6 AIV II L.P., its managing member

By: TSG6 Management L.L.C., its general

partner

By: __/s/ Pierre LeComte___________
Name:  Pierre LeComte

Title:    Managing Member

TSG PF INVESTMENT II L.L.C.

By: TSG6 AIV II L.P., its managing member

By: TSG6 Management L.L.C., its general

partner

By: __/s/ Pierre LeComte___________
Name:  Pierre LeComte

Title:    Managing Member

[Signature Page to Amendment No. 1 to the Exchange Agreement]